UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
May 1, 2009
Date of Report (Date of earliest event reported)
BLACKBOARD INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50784	52-2081178
(State of incorporation)	(Commission File Number No.)	(IRS Employer Identification \ No.)
650 Massachusetts Ave, NW
Washington, D.C. 20001
(Address of principal executive offices)
(202) 463-4860
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On May 1, 2009, Blackboard Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Agreement”) by and among the Company, Football Merger Sub Inc., an Indiana corporation and a wholly owned subsidiary of the Company (“Merger Sub”), ANGEL Learning, Inc., an Indiana corporation (“ANGEL”) and Christopher D. Clapp, in his capacity as the Shareholder Representative appointed pursuant to the Agreement. Pursuant to the terms of the Agreement, Merger Sub shall be merged with and into ANGEL, with ANGEL continuing as the surviving corporation and a wholly-owned subsidiary of the Company (the “Merger”).
     Pursuant to the terms and conditions of the Agreement (and ancillary agreements contemplated therein):
     • At the closing of the Merger, ANGEL shareholders will receive total consideration equal to $100,000,000, less certain expenses and other deductions set forth in the Agreement (the “Merger Consideration”), of which an amount equal to the Merger Consideration less $15,000,000 will be in cash (the “Cash Consideration”) and $15,000,000 will be in shares of the Company’s common stock (the “Stock Consideration”). Net of cash acquired, the Company expects the net purchase price in cash and the Company’s common stock to be approximately $95 million in total.
     • Immediately prior to the effective time of the Merger, each unexpired and unexercised ANGEL stock option will be cancelled, and as of the closing of the Merger each holder thereof will be entitled to receive, subject to delivering a validly executed letter of transmittal in the prescribed form, cash consideration equal to the per share value payable with respect to each share of ANGEL’s common stock underlying such option less the exercise price thereof and any applicable taxes required to be withheld.
     • At the closing of the Merger, the Company will deposit a combination of cash and shares of the Company’s common stock, $0.01 par value per share, with American Stock Transfer & Trust Company to be held in accordance with the terms of an escrow agreement to be executed at the closing of the Merger with a value of approximately (i) $200,000 for Shareholder Representative costs and fees incurred under the escrow agreement and (ii) $10,000,000 that would otherwise be delivered to ANGEL’s shareholders for certain indemnification obligations under the Merger Agreement.
     For purposes of issuing the Stock Consideration, the per share value of the Company’s common stock is deemed to equal its average closing price on the Nasdaq Global Market over the 20 trading days ending two trading days prior to the closing of the Merger; subject to a 5% collar and cap based on its average closing price on the Nasdaq Global Market over the 20 trading days ending two trading days prior to May 1, 2009.
     ANGEL made customary representations, warranties and covenants in the Agreement, including representations and warranties relating to, among other things, (a) authorization, performance and enforceability of the Agreement; (b) capitalization; (c) reports and financial statements; (d) absence of certain changes or events; (e) conflicts; (f) governmental approvals and consents; (g) litigation and governmental orders; (h) customer matters; and (i) financial ability to perform.

     ANGEL has agreed to continue its business in the ordinary course prior to the closing of the Merger. Additionally, prior to the closing, the parties will obtain requisite shareholder approval and other necessary approvals. The obligations of the Company to consummate the Merger are subject to closing conditions including, among other things, that (a) certain existing debt of ANGEL shall have been paid in full; and (b) other customary closing conditions. The parties expect to close the transaction in May 2009.
     The foregoing summary of the Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement attached hereto as Exhibit 2.1 and incorporated herein by reference.
     The Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company or ANGEL. The representations, warranties and covenants contained in the Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.
Item 2.02 Results of Operations and Financial Condition.
     On May 6, 2009, the Company issued a press release reporting its financial results for the quarter ended March 31, 2009. A copy of the press release is furnished hereto as Exhibit 99.1.
     The information contained in this Item 2.02 and Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 3.02 Unregistered Sales of Equity Securities
     Pursuant to the Agreement, at the effective time of the Merger, the Company will issue, as a portion of the Merger Consideration, a number of shares of the Company’s common stock, $0.01 par value per share, equal to the Stock Consideration. These shares of common stock will be issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) of the Securities Act. The information relating to such issuance from Item 1.01 is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure
     On May 6, 2009, the Company issued a press release announcing its entry into the Agreement. A copy of the press release is furnished hereto as Exhibit 99.2.
     The information contained in this Item 7.01 and Exhibit 99.2 shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 9.01 Financial Statements and Exhibits.
Exhibit 2.1 Agreement and Plan of Merger, dated as of May 1, 2009, by and among Blackboard Inc., Football Merger Sub Inc., ANGEL Learning, Inc., and Christopher D. Clapp, in his capacity as the Shareholder Representative.
Exhibit 99.1 Press Release dated May 6, 2009 reporting financial results for the quarter ended March 31, 2009.
Exhibit 99.2 Press Release dated May 6, 2009 reporting entry into the Agreement and Plan of Merger.

     SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKBOARD INC. (Registrant)
Dated: May 6, 2009	By:	/s/ Matthew H. Small
Matthew H. Small
Chief Legal Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of May 1, 2009, by and among Blackboard Inc., Football Merger Sub Inc., ANGEL Learning, Inc., and Christopher D. Clapp, in his capacity as the Shareholder Representative.

99.1	Press release dated May 6, 2009 reporting financial results for the quarter ended March 31, 2009

99.2	Press release dated May 6, 2009 reporting entry into the Agreement and Plan of Merger.